Exhibit 99.1

PNG MERGER SUB INC. COMMENCES
TENDER OFFERS AND CONSENT SOLICITATIONS FOR THE
6 7/8% SENIOR SUBORDINATED NOTES DUE 2011 AND THE
6 3/4% SENIOR SUBORDINATED NOTES DUE 2015 OF
PENN NATIONAL GAMING, INC.

          NEW YORK, NY – May 9, 2008 - PNG Merger Sub Inc. (the “Purchaser”), a wholly owned subsidiary of PNG Acquisition Company Inc. (“Parent”), announced today that it has commenced (i) a cash tender offer and consent solicitation for any and all of the $200,000,000 aggregate principal amount of 6 7/8% Senior Subordinated Notes due 2011 of Penn National Gaming, Inc. (“Penn”) (CUSIP No. 707569AH2) (the “2011 Notes”)(such tender offer and consent solicitation together, the “2011 Notes Offer”) and (ii) a cash tender offer and consent solicitation for any and all of the $250,000,000 aggregate principal amount of 6 3/4% Senior Subordinated Notes due 2015 of Penn (CUSIP No. 707659AL3) (the “2015 Notes” and collectively with the 2011 Notes, the “Notes”) (such tender offer and consent solicitation together, the “2015 Notes Offer” and collectively with the 2011 Notes Offer, the “Offers”). The Offers are being conducted in connection with the previously announced Agreement and Plan of Merger, dated as of June 15, 2007, by and among Penn, Purchaser, and Parent (the “Merger Agreement”), which provides, among other things, for Purchaser to be merged with and into Penn, as a result of which Penn will continue as the surviving corporation and will become a wholly owned subsidiary of Parent. Parent is indirectly owned by certain funds managed by affiliates of Fortress Investment Group LLC and Centerbridge Partners, L.P.

          In connection with the Offers, the Purchaser is soliciting consents to certain proposed amendments to eliminate substantially all of the restrictive covenants, certain events of default and related provisions in the respective indentures governing the Notes. Holders may not tender their Notes without delivering the applicable consents or deliver the applicable consents without tendering their Notes.

The 2011 Notes Offer

          Holders who validly tender their 2011 Notes prior to 5:00 p.m., New York City time, on May 22, 2008 (such date, as it may be extended, the “2011 Notes Consent Deadline”) will receive the 2011 Notes Total Consideration (as discussed below) per $1,000 principal amount of 2011 Notes validly tendered and not withdrawn, plus accrued and unpaid interest up to, but not including, the payment date (which date the Purchaser expects to be promptly following the 2011 Notes Expiration Date, as defined below). Holders who tender their 2011 Notes after the 2011 Notes Consent Deadline but on or prior to 12:00 a.m., New York City time on June 7, 2008 (the “2011 Notes Expiration Date”, unless extended or earlier terminated by the Purchaser) will receive the 2011 Notes Total Consideration per $1,000 principal amount of 2011 Notes validly tendered and not withdrawn, plus accrued and unpaid interest up to, but not including, the payment date, less the consent payment of $20.00 per $1,000 principal amount of 2011 Notes.

          The following table summarizes terms material to the determination of the 2011 Notes Total Consideration to be received in the 2011 Notes Offer per $1,000 principal amount of 2011 Notes validly tendered and not withdrawn prior to the earlier of the execution of the supplemental indenture and the 2011 Notes Consent Deadline:

          The 2011 Notes Total Consideration per $1,000 principal amount of 2011 Notes validly tendered and not withdrawn prior to the earlier of the execution of the supplemental indenture and the 2011 Notes Consent Deadline will be $1035.63.

          The Purchaser’s obligation to accept for purchase, and to pay for, 2011 Notes validly tendered pursuant to the 2011 Notes Offer is subject to the satisfaction or waiver (if permitted by the terms of the 2011 Notes Offer) of certain conditions including: (1) receipt of tenders from holders of at least a majority in aggregate principal amount of the outstanding 2011 Notes, and the execution of the supplemental indenture, (2) the consummation of the merger of Purchaser with and into Penn, (3) the consummation of certain other financing transactions, and (4) certain other customary conditions.

The 2015 Notes Offer

          Holders who validly tender their 2015 Notes prior to 5:00 p.m., New York City time, on May 22, 2008 (such date, as it may be extended, the “2015 Notes Consent Deadline”) will receive the 2015 Notes Total Consideration (as discussed below) per $1,000 principal amount of 2015 Notes validly tendered and not withdrawn, plus accrued and unpaid interest up to, but not including, the payment date, (which date the Purchaser expects to be promptly following the 2015 Notes Expiration Date, as defined below). Holders who tender their 2015 Notes after the 2015 Notes Consent Deadline but on or prior to 12:00 a.m., New York City time on June 7, 2008 (the “2015 Notes Expiration Date”, unless extended or earlier terminated by the Purchaser) will receive the 2015 Notes Total Consideration per $1,000 principal amount of 2015 Notes validly tendered and not withdrawn, plus accrued and unpaid interest up to, but not including, the payment date, less the consent payment of $20.00 per $1,000 principal amount of 2015 Notes.

          The following table summarizes terms material to the determination of the 2015 Notes Total Consideration to be received in the 2015 Notes Offer per $1,000 principal amount of 2015 Notes validly tendered and not withdrawn prior to the earlier of the execution of the supplemental indenture and the 2015 Notes Consent Deadline:

          The 2015 Notes Total Consideration per $1,000 principal amount of 2015 Notes validly tendered and not withdrawn prior to the earlier of the execution of the supplemental indenture and the 2015 Notes Consent Deadline will be the sum of (i) the present value on the payment date of the redemption price on the earliest redemption date for the 2015 Notes and (ii) the present value on the payment date of interest payments to, but not including, the earliest redemption date, determined using a discount factor equal to the yield on the 2015 Notes Price Determination Date (as defined below) of the Reference Security plus a fixed spread of 50 basis points. The 2015 Notes Price Determination Date will be 2:00 p.m., New York City time, on a date that is at least ten business days prior to the 2015 Notes Expiration Date. The Purchaser expects the Price Determination Date to be May 22, 2008.

          The Purchaser’s obligation to accept for purchase, and to pay for, 2015 Notes validly tendered pursuant to the 2015 Notes Offer is subject to the satisfaction or waiver (if permitted by the terms of the 2015 Notes Offer) of certain conditions including: (1) receipt of tenders from holders of at least a majority in aggregate principal amount of the outstanding 2015 Notes, and the execution of the supplemental indenture, (2) the consummation of the merger of Purchaser with and into Penn, (3) consummation of certain other financing transactions, and (4) certain other customary conditions.

Complete Terms of the Offers and Additional Information

          The complete terms and conditions of the 2011 Notes Offer is described in the Offer to Purchase and Consent Solicitation Statement with respect to the 2011 Notes dated May 9, 2008 (the “2011 Notes Offer to Purchase”), and the complete terms and conditions of the 2015 Notes Offer is described in the Offer to Purchase and Consent Solicitation Statement with respect to the 2015 Notes dated May 9, 2008 (the “2015 Notes Offer to Purchase”, and collectively with the 2011 Notes Offer to Purchase, the “Offers to Purchase”). Copies of the Offers to Purchase may be obtained by contacting Global Bondholder Services Corporation, the information agent for the Offers, at (212) 430-3774 (collect) or (866) 807-2200 (U.S. toll-free). Deutsche Bank Securities Inc. and Wachovia Securities are the dealer managers and solicitation agents for the Offers. Additional information concerning the Offers may be obtained by contacting Deutsche

Bank Securities Inc., at (212) 250-7772 (collect) or Wachovia Securities at (704) 715-8341 (collect) or (866) 309-6316 (U.S. toll-free).

Important Notice and Forward-Looking Statements:

This press release is not an offer to purchase, a solicitation of an offer to purchase or a solicitation of consents with respect to any securities. The Offers are being made solely pursuant to the Offers to Purchase and related Letters of Transmittal.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may vary materially from expectations. Penn describes certain of these risks and uncertainties in its filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2007. Meaningful factors which could cause actual results to differ from expectations described in this press release include, but are not limited to, the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; the outcome of any legal proceedings that may be instituted against Parent, Purchaser and/or Penn related to the Merger Agreement; the inability to complete the transactions contemplated by the Merger Agreement due to the failure to satisfy other conditions to completion of the merger, including the receipt of all regulatory approvals related to the merger; risks that the proposal transaction disrupts Penn’s current plans and operations and the potential difficulties in key employee retention as a result of the transaction; the effects of local and national economic, credit and capital market conditions on the economy in general, and on the gaming and lodging industries in particular; construction factors, including delays, increased costs for labor and materials, Parent and Purchaser’s access to available and reasonable financing on a timely basis; changes in laws, including increased tax rates, regulations or accounting standards, third-party relations and approvals, and decisions of courts, regulators and governmental bodies; litigation outcomes and judicial actions, including gaming legislative action, referenda and taxation. Furthermore, neither Parent, Purchaser, nor Penn intends to update publicly any forward-looking statements except as required by law. The cautionary advice in this paragraph is permitted by the Private Securities Litigation Reform Act of 1995.

Contact:

Gary St. Aubyn
Global Bondholder Services Corp.
(212) 430-3774